UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2005 (February 21, 2005)

____________________

TRICO MARINE SERVICES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-28316 (Commission File Number)	72-1252405 (I.R.S. Employer Identification No.)
2401 Fountainview, Suite 920 Houston, Texas (Address of Principal Executive Offices)	77057 (Zip Code)

Registrant’s telephone number, including area code: (713) 780-9926

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into Item 1.01 of this Current Report on Form 8-K.

Item 1.03    Bankruptcy or Receivership.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into Item 1.03 of this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 21, 2005, Trico Marine Services, Inc., (the “Company”) announced that its has entered into a new $75 million exit financing facility agreement with its existing U.S. Senior Secured Lenders (the “Lenders”), comprised of a $55 million term loan and a $20 million revolving credit facility (the “Exit Credit Agreement”), among Trico Marine Assets, Inc. and Trico Marine Operators, Inc., as borrowers and guarantors, the Company, as a guarantor, certain of the Company’s foreign and domestic subsidiaries, as guarantors, Bear Stearns Corporate Lending Inc., as administrative agent and revolving credit collateral agent, The Bank of New York, as term loan collateral agent, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner and the lenders from time to time party thereto. The Exit Credit Agreement will become effective and replace the Company’s existing $75 million debtor-in-possession financing facility following final approval by the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).

The Exit Credit Agreement provides for certain financial and other covenants including, but not limited to, affirmative and negative covenants with respect to additional indebtedness, new liens, declaration or payment of dividends, sales of assets, acquisitions, loans, investments, capital expenditures, minimum EBITDA and minimum leverage ratio. Payment under the Exit Credit Agreement may be accelerated following certain events of default including, but not limited to, failure to make payments when due, noncompliance with covenants, breaches of representations and warranties, commencement of insolvency proceedings, entry of judgment in excess of $5 million and occurrence of a material adverse effect. The Exit Credit Agreement matures on February 21, 2010.

At the request of the Lenders, today the Company filed a motion with the Bankruptcy Court requesting approval of certain modifications to the Exit Credit Agreement. The Company requested that a hearing on the motion be held on accelerated notice. The Company anticipates that such approval will be the final step prior to emerging from Chapter 11, which is now expected to occur not later than March 15, 2005. The Company and two of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 on December 21, 2004.

The foregoing description of the Exit Credit Agreement is qualified in its entirety by reference to the Exit Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(c)    Exhibits

Exhibit No.	Description
10.1	$75,000,000 Credit Agreement (Exit) dated as of February 21, 2005.
99.1	Press release issued by Trico Marine Services, Inc. dated February 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            TRICO MARINE SERVICES, INC.

Date:    February 22, 2005            By:    /s/ Thomas E. Fairley
                  Name: Thomas E. Fairley
                       Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	$75,000,000 Credit Agreement (Exit) dated as of February 21, 2005.
99.1	Press release issued by Trico Marine Services, Inc. dated February 21, 2005.